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                                   EXHIBIT 11.1

         STATEMENT RE COMPUTATION OF PRO FORMA PER COMMON SHARE EARNINGS

                              AIRNET SYSTEMS, INC.


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                                                                                          SIX MONTHS
                                                                      YEAR ENDED             ENDED
                                                                     SEPTEMBER 30,         MARCH 31,
                                                                         1995                1996
                                                                   -----------------------------------
PRO FORMA AS ADJUSTED
Average shares outstanding                                             5,877,835           5,877,835
Effect of the repurchase and cancellation of D. Wright
  Warrant                                                              2,506,962           2,506,962
Effect of the retirement of debt outstanding
  subsequent to the balance sheet date                                 1,164,721           1,164,721
Effect of planned distributions to shareholders
  subsequent to the balance sheet date                                 1,928,317           1,928,317
                                                                   -----------------------------------
Total                                                                 11,477,835          11,477,835
                                                                   -----------------------------------
                                                                   -----------------------------------

Net income                                                           $ 8,210,000         $ 3,958,000
                                                                   -----------------------------------
                                                                   -----------------------------------

Per share amount                                                     $       .72         $       .34
                                                                   -----------------------------------
                                                                   -----------------------------------

SUPPLEMENTAL PRO FORMA
Average shares outstanding                                             5,877,835           5,877,835
Effect of the retirement of debt outstanding
  subsequent to the balance sheet date                                 1,164,721           1,164,721
                                                                   -----------------------------------
Total                                                                  7,042,556           7,042,556
                                                                   -----------------------------------
                                                                   -----------------------------------

Net income                                                           $ 4,661,000         $ 2,550,000
                                                                   -----------------------------------
                                                                   -----------------------------------

Per share amount                                                     $       .66         $       .36
                                                                   -----------------------------------
                                                                   -----------------------------------
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